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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                   FORM 8-A/A
                                (AMENDMENT NO. 1)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                             NOBLE AFFILIATES, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                                   73-0785597
    (State of incorporation)            (I.R.S. employer identification number)

        110 West Broadway
         Ardmore Oklahoma                                73401
(Address of principal executive offices)               (Zip Code)



        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of each class                    Name of each exchange on which
        to be so registered                    each class is to be registered

      RIGHTS TO PURCHASE SERIES A                 NEW YORK STOCK EXCHANGE
 JUNIOR PARTICIPATING PREFERRED STOCK

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [x]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE



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         On December 8, 1998, Noble Affiliates, Inc. (the "Company") amended the
Rights Agreement dated August 27, 1997 (the "Rights Agreement") between the Company and Liberty Bank and Trust Company of Oklahoma City, N.A., as rights agent, to eliminate all requirements that "Continuing Directors" (as defined in the Rights Agreement) approve certain actions under the Rights Agreement.

         To reflect these amendments, Items 1 and 2 of the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission on August 28, 1997 (which is incorporated herein by reference) are hereby amended as follows:

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Item 1 of this Registration Statement is hereby amended by:

         (a) deleting the second sentence of the twelfth paragraph of Item 1
(which paragraph starts with the words "At any time prior to. . . .");

         (b) deleting the thirteenth paragraph of Item 1 (which paragraph starts with the words "The term "Continuing Directors");

         (c) replacing the words "subject to the last two sentences of this paragraph" in the first sentence of the fourteenth paragraph of Item 1 (which paragraph starts with the words "At any time prior to the Distribution Date . .
 .") with the words "subject to the last sentence of this paragraph"; and

         (d) deleting the last sentence of the fourteenth paragraph of Item 1 (which paragraph starts with the words "At any time prior to the Distribution
Date. . . .").

         The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and Amendment No. 1 thereto.


ITEM 2.  EXHIBITS.

         Item 2 of this Registration Statement is hereby amended by adding the following new exhibit:

         4.2 Amendment No. 1 to Rights Agreement dated as of December 8, 1998, between Noble Affiliates, Inc. and Bank One Trust Company, as successor Rights Agent to Liberty Bank and Trust Company of Oklahoma City, N.A.






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment No. 1 to Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         NOBLE AFFILIATES, INC.




                                         By: /s/ WILLIAM D. DICKSON
                                            ----------------------------------
                                            William D. Dickson
                                            Vice President-Finance and Treasurer


Date: December 8, 1998




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                                INDEX TO EXHIBITS



           EXHIBIT                        DESCRIPTION
           -------                        -----------
             4.2              Amendment No. 1 to Rights Agreement dated as of
                              December 8, 1998, between Noble Affiliates, Inc.
                              and Bank One Trust Company, as successor Rights
                              Agents to Liberty Bank and Trust Company of
                              Oklahoma City, N.A.